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EX 99.1          SECURITIES PURCHASE AGREEMENT
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                          SECURITIES PURCHASE AGREEMENT


         This SECURITIES PURCHASE AGREEMENT is dated as of May 22, 2002 by and between NEOWARE SYSTEMS, INC., a Delaware corporation with its principal office at 400 Feheley Drive, King of Prussia, Pennsylvania 19406 (the "Company"), and the persons listed as the Purchasers on the signature pages hereto (the "Purchasers").

         WHEREAS, the Company desires to issue and sell to the Purchasers shares ("Shares") of the Company's authorized but unissued common stock, $0.001 par value per share (the "Common Stock"), in connection with an offering (the "Offering") of a minimum of $8,000,000 and a maximum of $12,000,000 of Common Stock; and

         WHEREAS, each Purchaser wishes to purchase the Shares on the terms and subject to the conditions set forth in this Agreement.

         NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the parties hereto agree as follows:

         1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:


            (a) "Affiliate" of a party, means any corporation or other business entity controlled by, controlling or under common control with such party. For this purpose "control" shall mean direct or indirect beneficial ownership of fifty percent (50%) or more of the voting or income interest in such corporation or other business entity.

            (b) "Closing Date" means, with respect to any Purchaser, the date of the Closing of such Purchaser's purchase of Shares hereunder.

            (c) "EGE" means Emerging Growth Equities, Ltd., a Pennsylvania limited partnership.

            (d) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated there under.

            (e) "Placement Agents" means EGE and Commerce Capital Markets, Inc.

            (f) "Registration Rights Agreement" shall mean that certain Registration Rights Agreement, dated as of the date hereof, among the Company, the Purchasers and EGE.

            (g) "SEC" shall mean the Securities and Exchange Commission.

            (h) "Securities Act" shall mean the Securities Act of 1933, as amended, and all of the rules and regulations promulgated there under.





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         2. Purchase and Sale of the Shares.

            2.1 Purchase and Sale. Subject to and upon the terms and conditions set forth in this Agreement, the Company agrees to issue and sell to the Purchasers severally and not jointly, and each Purchaser hereby agrees to purchase from the Company severally and not jointly, at the Closing, at a purchase price per Share of $7.50 (the "Purchase Price"), the number of Shares obtained by dividing (a) the amount set forth on such Purchaser's signature page hereto under the heading "Aggregate Subscription Amount" by (b) the Purchase Price. In the event that, with respect to any Purchaser, a fraction results from such calculation, the Company shall issue and sell to such Purchaser the greatest number of whole Shares obtained from such calculation and shall return to the Purchaser the difference between such Purchaser's Aggregate Subscription Amount and the actual aggregate Purchase Price for the Shares so purchased by such Purchaser.

            2.2 Closing. Subject to the satisfaction or waiver of the conditions set forth in Section 5 of this Agreement, the purchase and sale of the Shares shall take place at an initial closing (the "Initial Closing") and, if necessary, one or more additional closings subsequent to the Initial Closing (each a "Subsequent Closing," and together with the Initial Closing, each a "Closing") at the offices of the Company's counsel, McCausland, Keen & Buckman, Radnor Court, Suite 160, 259 Radnor-Chester Road, Radnor, Pennsylvania, 19087, upon the acceptance by the Company of each Purchaser's purchase of the Shares; provided, however, that, at the Initial Closing, the Company shall be required to receive gross proceeds of a minimum of $8,000,000 from sales of the Shares to all Purchasers in connection with the Offering. On or prior to the applicable Closing, each Purchaser shall (a) execute this Agreement and the Registration Rights Agreement, together with such other documents relating to the purchase of the Shares as the Company may reasonably request, and deliver the same to EGE to be held in escrow pending the Closing, and (b) deliver, by wire transfer or other form of payment in same day funds the amount of such Purchaser's Aggregate Subscription Amount, to the escrow account established by EGE at Wachovia Bank as escrow agent (the "Escrow Agent") pursuant to the terms of that certain Escrow Agreement (the "Escrow Agreement"), dated as of April, 2002, by and among the Company, the Escrow Agent and EGE in the form attached as Exhibit A hereto. Upon each Closing, (i) the Company shall execute this Agreement and the Registration Rights Agreement, together with such other documents relating to the purchase of the Shares as the Purchasers may reasonably request, and deliver the same to each Purchaser in such Closing, (ii) EGE shall release each such Purchaser's executed Agreement, Registration Rights Agreement and other documents to the Company and (iii) the Escrow Agent shall release the funds in the escrow account to the Company. Within three business days after the Closing, the Company shall deliver to each Purchaser a stock certificate registered in the name of the Purchaser, representing the number of Shares purchased by the Purchaser, as computed pursuant to Section 2.1 hereof.

         3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchasers as of the Closing Date as follows:






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            3.1 Incorporation. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect upon the Company taken as a whole. The Company has all requisite corporate power and authority to carry on its business as now conducted.

            3.2 Capitalization. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, of which 11,316,947 shares are outstanding on the date hereof, and 1,000,000 shares of Preferred Stock, $0.001 par value per share, of which no shares are outstanding on the date hereof. Except as set forth in Schedule 3.2 hereto, there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements, arrangements or commitments of any character obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any shares of the capital stock of the Company or other equity interests in the Company or any securities convertible into or exchangeable for such shares of capital stock or other equity interests, and there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock or other equity interests.

            3.3 Authorization. All corporate action on the part of the Company and its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated herein and therein has been taken. When executed and delivered by the Company, each of this Agreement and the Registration Rights Agreement shall constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles. The Company has all requisite corporate power to enter into this Agreement and the Registration Rights Agreement and to carry out and perform its obligations under the terms of this Agreement, and the Registration Rights Agreement.

            3.4 Valid Issuance of the Shares. The Shares being purchased hereunder will, upon issuance pursuant to the terms hereof, be duly authorized and validly issued, fully paid and nonassessable.

            3.5 Offering. No form of general solicitation or general advertising was used by the Company or its representatives in connection with the offer, sale or issuance of the Shares. In reliance on, and assuming the accuracy of, the representations and warranties of the Purchasers in Section 4 hereof, the offer, sale and issuance of the Shares in conformity with the terms of this Agreement will not result in a violation of the requirements of Section 5 of the Securities Act.






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            3.6 Financial Statements. The Company has furnished or otherwise made available to each Purchaser its audited Statements of Operations, Stockholders' Equity and Cash Flows for the fiscal year ended June 30, 2001, its audited Balance Sheet as of June 30, 2001, and its unaudited Statements of Operations, Stockholders' Equity and Cash Flows for the six months ended December 31, 2001 and its unaudited Balance Sheet as of December 31, 2001. All such financial statements are hereinafter referred to collectively as the "Financial Statements." The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, and fairly present, in all material respects, the financial position of the Company and the results of its operations as of the date and for the periods indicated thereon, except that the unaudited financial statements may not be in accordance with generally accepted accounting principles because of the absence of footnotes normally contained therein and are subject to normal year-end audit adjustments which, individually, and in the aggregate, will not be material. Since December 31, 2001, to the Company's knowledge, there has been no material adverse change (actual or threatened) in the assets, liabilities (contingent or other), affairs, operations, prospects or condition (financial or other) of the Company. Notwithstanding anything to the contrary in this Agreement, the Company's current financial performance may vary materially from expectations disclosed in the Company's SEC Documents (as such term is defined below) and other publicly released information by the Company due to corporate response to recent market volatility, customer seasonality and uncertainty in global markets and the Company's markets, and such other factors as are set forth in the SEC Documents and other publicly released information by the Company.

            3.7 SEC Documents. The Company has furnished or otherwise made available to each Purchaser a true and complete copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001, the Company's Quarterly Reports on Form 10-Q for the quarters ended September 30, 2001 and December 31, 2001, and any other statement, report, registration statement (other than registration statements on Form S-8) or definitive proxy statement filed by the Company with the SEC during the period commencing June 30, 2001, and ending on the date hereof (all such materials being called, collectively, the "SEC Documents"). As of their respective filing dates, the SEC Documents complied as to form in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, as of their respective filing dates, except to the extent corrected by a subsequently filed SEC Document.

            3.8 Consents. All consents, approvals, orders and authorizations required on the part of the Company in connection with the execution, delivery or performance of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated herein, other than for Regulation D and state blue sky filings with respect to the sale of Shares which will be made post-closing in accordance with such laws, and therein have been obtained and will be effective as of the Closing Date, provided that this representation and warranty is made in reliance on, and assuming the accuracy of, the representations and warranties of the Purchasers in Section 4 hereof to the extent that the accuracy of such representations and warranties are relevant to the determination of whether any such consent, approval, order or authorization is required.

            3.9 No Conflict. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) any provision of the Certificate of Incorporation or Bylaws of the Company or (ii) any agreement or instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulations applicable to the Company or its properties or assets, except in the case of clause (ii) to the extent that such violations and defaults would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its properties and assets.







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            3.10 Placement Agents. In consideration for services rendered by the
Placement Agents in placing the Shares, the Company has agreed to (i) pay the Placement Agents an aggregate cash commission equal to six percent (6%) of the gross proceeds of the sale of the Shares sold under this Agreement and (ii) issue to EGE warrants to purchase, for a period of three (3) years, a number of shares of Common Stock equal to three percent (3%) of the total number of Shares sold under this Agreement at an exercise price per share equal to 125% of the Purchase Price paid by the Purchasers hereunder. Other than as set forth herein, the Company has no obligation to pay brokers' fees or commissions by virtue of the sale of the Shares.

            3.11 NASDAQ SmallCap Market. The Common Stock is listed on the NASDAQ SmallCap Market, there are no proceedings pending or, to the Company's knowledge, threatened to revoke or suspend such listing and the Company has not received any communication from the NASDAQ SmallCap Market with respect to any pending or threatened proceeding that would give rise to a delisting.

            3.12 Absence of Litigation. There is no action, suit, proceeding or, to the Company's knowledge, investigation, pending, or, to the Company's knowledge, threatened by or before any governmental body against the Company and in which an unfavorable outcome, ruling or finding in any said matter, or for all matters taken as a whole, might have a material adverse effect on the Company. The foregoing includes, without limitation, any such action, suit, proceeding or investigation that questions this Agreement or the Registration Rights Agreement or the right of the Company to execute, deliver and perform under same.

         4. Representations and Warranties of the Purchasers. Each Purchaser, severally and not jointly, represents and warrants to the Company as of the Closing Date as follows:

            4.1 Authorization. All action on the part of the Purchaser and, if applicable, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated herein and therein has been taken. When executed and delivered, each of this Agreement and the Registration Rights Agreement will constitute the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles. The Purchaser has all requisite power or corporate power, whichever is applicable, to enter into each of this Agreement and the Registration Rights Agreement and to carry out and perform its obligations under the terms of this Agreement and the Registration Rights Agreement.

            4.2 Purchase Entirely for Own Account. The Purchaser is acquiring the Shares being purchased by it hereunder for investment, for its own account, and not for resale or with a view to distribution thereof in violation of the Securities Act.

            4.3 Investor Status; Etc. The Purchaser is an "Accredited Investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act and was not organized for the purpose of acquiring the Shares. The Purchaser's financial condition is such that it is able to bear the risk of holding the Shares for an indefinite period of time and the risk of loss of its entire investment. The Purchaser has been afforded the opportunity to ask questions of and receive answers from the management of the Company concerning this investment and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company. The Purchaser has carefully read the SEC Documents and has relied solely on the information contained therein and herein and on any additional information provided to the Purchaser by the Company.






                                        5
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            4.4 Shares Not Registered. The Purchaser understands that the Shares have not been registered under the Securities Act or the securities laws of any state, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws, and that the Shares must continue to be held by the Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. The Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts. The Purchaser further understands that, except as provided in the Registration Rights Agreement, the Company is under no obligation to register any of the Shares on the Purchaser's behalf or to assist the Purchaser in complying with any exemption under the Securities Act or applicable state securities laws.

            4.5 No Conflict. The execution and delivery of this Agreement and the Registration Rights Agreement by the Purchaser and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in any violation of or default by the Purchaser (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) any provision of the organizational documents of the Purchaser or (ii) any agreement or instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Purchaser or its respective properties or assets.

            4.6 Consents. All consents, approvals, orders and authorizations required on the part of the Purchaser in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein have been obtained and are effective as of the Closing Date.

            4.7 Company Representations and Warranties. No representations or warranties have been made to the Purchaser by the Company, or any officer, employee, agent, affiliate or subsidiary of the Company, other than the representations and warranties of the Company contained herein, and in purchasing the Shares the Purchaser is not relying on any representations relating to the Company other than those contained herein.

            4.8 No Recommendation. The Purchaser understands that no federal or state agency has made any findings or determination as to the fairness of the offering of the Shares hereunder (or any part thereof) for public investment, or any recommendation or endorsement of the Shares (or any part thereof).





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         5. Conditions Precedent.

            5.1 Conditions to the Obligation of the Purchasers to Consummate the Closing. The obligation of each Purchaser to consummate the Closing and to purchase and pay for the Shares being purchased by it pursuant to this Agreement is subject to the satisfaction of the following conditions precedent:

            (a) The representations and warranties contained herein of the Company shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by the Purchasers that, in the case of any representation and warranty of the Company contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects in order to satisfy as to such representation or warranty the condition precedent set forth in the foregoing provisions of this Section 5.1(a)).

            (b) The Registration Rights Agreement shall have been executed and delivered by the Company.

            (c) The Company shall have performed all obligations and conditions herein required to be performed or observed by the Company on or prior to the Closing Date.

            (d) No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

            (e) The purchase of and payment for the Shares by the Purchasers shall not be prohibited by any law or governmental order or regulation. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of any other person with respect to any of the transactions contemplated hereby, other than for Regulation D and state blue sky filings with respect to the sale of the Shares, shall have been duly obtained or made and shall be in full force and effect.

            (f) The Company shall have received gross proceeds of a minimum of $8,000,000 from sales of the Shares to all Purchasers in connection with the Offering.

            (g) The Company shall have filed an application for listing of the Shares on the NASDAQ SmallCap Market on or before the Closing.

            (h) All instruments and corporate proceedings in connection with the transactions contemplated by this Agreement to be consummated at the Closing shall be satisfactory in form and substance to the Purchasers, and the Purchasers shall have received copies (executed or certified, as may be appropriate) of all documents which the Purchasers may have reasonably requested in connection with such transactions.






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            5.2 Conditions to the Obligation of the Company to Consummate the
Closing. The obligation of the Company to consummate the Closing and to issue and sell to the Purchasers the Shares to be purchased at the Closing is subject to the satisfaction of the following conditions precedent:

            (a) The representations and warranties contained herein of each Purchaser shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by the Company that, in the case of any representation and warranty of a Purchaser contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects in order to satisfy as to such representation or warranty the condition precedent set forth in the foregoing provisions of this Section 5.2(a)).

            (b) The Registration Rights Agreement shall have been executed and delivered by the Purchasers.

            (c) The Purchasers shall have performed all obligations and conditions herein required to be performed or observed by the Purchasers on or prior to the Closing Date.

            (d) No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

            (e) The sale of the Shares by the Company shall not be prohibited by any law or governmental order or regulation. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of any other person with respect to any of the transactions contemplated hereby, other than for Regulation D and state blue sky filings with respect to the sale of the Shares, shall have been duly obtained or made and shall be in full force and effect.

            (f) All instruments and corporate proceedings in connection with the transactions contemplated by this Agreement to be consummated at the Closing shall be satisfactory in form and substance to the Company, and the Company shall have received counterpart originals, or certified or other copies of all documents, including without limitation records of corporate or other proceedings, which it may have reasonably requested in connection therewith.

         6. Transfer, Legends.

            6.1 Securities Law Transfer Restrictions. No Purchaser shall sell, assign, pledge, transfer or otherwise dispose or encumber any of the Shares being purchased by it hereunder, except (i) pursuant to an effective registration statement under the Securities Act or (ii) pursuant to an available exemption from registration under the Securities Act and applicable state securities laws and, if requested by the Company, upon delivery by the Purchaser of an opinion of counsel reasonably satisfactory to the Company and its counsel to the effect that the proposed transfer is exempt from registration under the Securities Act and applicable state securities laws. Any transfer or purported transfer of the Shares in violation of this Section 6.1 shall be voidable by the Company. The Company shall not register any transfer of the Shares in violation of this Section 6.1. The Company may, and may instruct any transfer agent for the Company, to place such stop transfer orders as may be required on the transfer books of the Company in order to ensure compliance with the provisions of this Section 6.1.





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            6.2 Legends. Each certificate representing any of the Shares shall be endorsed with the legends set forth below, and each Purchaser covenants that, except to the extent such restrictions are waived by the Company, it shall not transfer the Shares represented by any such certificate without complying with the restrictions on transfer described in this Agreement and the legends endorsed on such certificate:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SAID ACT AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT THE PROPOSED TRANSFER IS EXEMPT FROM SAID ACT."

         7. Escrow Agreement. In connection with and in consideration of this Agreement, each Purchaser severally and not jointly hereby adopts and agrees to be bound by the terms and conditions of the Escrow Agreement, as if the Purchaser had executed such Escrow Agreement.

         8. Miscellaneous Provisions.

            8.1 Public Statements or Releases. None of the parties to this Agreement shall make, issue, or release any announcement, whether to the public generally, or to any of its suppliers or customers, with respect to this Agreement or the transactions provided for herein, or make any statement or acknowledgment of the existence of, or reveal the status of, this Agreement or the transactions provided for herein, without the prior consent of the other parties, which shall not be unreasonably withheld or delayed, provided, that nothing in this Section 8.1 shall prevent any of the parties hereto from making such public announcements as it may consider necessary in order to satisfy its legal obligations, but to the extent not inconsistent with such obligations, it shall provide the other parties with an opportunity to review and comment on any proposed public announcement before it is made. The parties hereto agree that upon Closing the Company may issue a press release in substantially the forth attached hereto as Exhibit B.

            8.2 Further Assurances. Each party agrees to cooperate fully with the other party and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by the other party to better evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement.

            8.3 Rights Cumulative. Each and all of the various rights, powers and remedies of the parties shall be considered to be cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy shall neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

            8.4 Pronouns. All pronouns or any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

            8.5 Notices.

            (a) Any notices, reports or other correspondence (hereinafter collectively referred to as "correspondence") required or permitted to be given hereunder shall be sent by postage prepaid first class mail, courier or telecopy or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder. The date of giving any notice shall be the date of its actual receipt.

            (b) All correspondence to the Company shall be addressed as follows:

                Neoware Systems, Inc.
                400 Feheley Drive
                King of Prussia, PA  19406
                Attention: Vincent T. Dolan, Vice President - Financing and
                       Administration
                Telecopier:  (610) 275-5739

                with a copy to:

                McCausland, Keen & Buckman
                Radnor Court, Suite 160
                259 North Radnor-Chester Road
                Radnor, PA  19087
                Attention:  Nancy Weisberg, Esq.
                Telecopier: (610) 341-1099

            (c) All correspondence to the Purchasers shall be addressed to each Purchaser at its address set forth on its signature page hereto.

            (d) Any party may change the address to which correspondence to it is to be addressed by notification as provided for herein.

            8.6 Captions. The captions and paragraph headings of this Agreement are solely for the convenience of reference and shall not affect its interpretation.

            8.7 Severability. Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.






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            8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal and substantive laws of Delaware and without regard to any conflicts of laws concepts which concepts, which would apply the substantive law of some other jurisdiction.

            8.9 Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

            8.10 Expenses. Each party will bear its own costs and expenses in connection with this Agreement.

            8.11 Assignment. The rights and obligations of the parties hereto shall inure to the benefit of and shall be binding upon the authorized successors and permitted assigns of each party. No Purchaser may assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of the Company. The Company may not assign its rights or obligations under this Agreement without the prior written consent of the Purchasers holding a majority of the Shares then outstanding. In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of the Agreement by executing and agreeing to an assumption agreement reasonably acceptable to the other party.

            8.12 Survival. The respective representations and warranties given by the parties hereto, and the other covenants and agreements contained herein, shall survive the Closing Date and the consummation of the transactions contemplated herein for a period of two years, without regard to any investigation made by any party.

            8.13 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto respecting the subject matter hereof and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral. No modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and the Purchasers.

            8.14 Counterparts. This Agreement may be executed in a number of counterparts, each of which together, shall for all purposes constitute one Agreement, binding on all of the parties hereto, notwithstanding that all such parties have not signed the same counterpart.

         IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the day and year first above written.

NEOWARE SYSTEMS, INC.


By:  /S/ Vincent T. Dolan
         ----------------
Name:    Vincent T. Dolan
Title:   Vice President - Financing and Administration


PURCHASER:

Print Name of Purchaser:
-----------------------

_____________________________________________________


By: _________________________________________________
Name:
Title:

Purchaser's Address and Fax Number for Notice:
---------------------------------------------

_____________________________________________________

_____________________________________________________

_____________________________________________________




Aggregate Subscription Amount: ____________________________
-----------------------------

Email Address or Fax Number for
Notification of Purchase Price Calculation: _______________
------------------------------------------

All funds should be delivered to the Escrow Agent for the benefit of the Company by bank wire transfer or other form of payment in same day funds as follows:

                                           Wachovia Bank
                                           Charlotte, North Carolina
                                           ABA# 053000219
                                           FUNB# 5000000016439
                                           Attn: CT1870 Jerry Arleth
                                           FFC:  Neoware Systems, Inc.
                                           Escrow A/C# 1572006591
                                           Notify: (215) 670-6305




                [SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

This Securities Purchase Agreement was entered into with the following
Purchasers:

Names                                                  Shares

Aberdeen Strategic Capital LP                          33,333

Atlas Capital Master Fund, L.P.                        70,000

Gregory J. Berlacher                                   2,000

The WPG Tudor Fund                                     100,000

California Bank & Trust,                               30,000
Agent for Jonathan Andron Roth IRA

Castle Creek Technology Partners LLC                   75,000

Amir L. Ecker                                          20,000

EDJ Limited                                            40,000

Europa International, Inc.                             100,000

Keith Fretz                                            2,000

Frorer Partners, L.P.                                  30,000

Hathaway Partners Investment                           20,000
   Limited Partnership

Insignia Partners, L.P.                                7,667

Richard Johnson                                        2,000

Lancaster Investment Partners, L.P.                    100,000

John S. Lemak                                          16,000

Bailey A. Lemak UGMA/TX                                3,500
John S. Lemak, Custodian

John S. Lemak, Jr. UGMA/TX                             3,500
John S. Lemak Custodian

Eleanor J. Lemak UGMA/TX                               3,500
John S. Lemak Custodian

Lacey E. Lemak UGMA/TX                                 3,500
John S. Lemak Custodian

MH Capital Partners, L.P.                              25,000

Pequot Navigator                                       34,000
    Offshore Fund, Inc.

Pequot Scout Fund, L.P.                                66,000

The Pinnacle Fund, L.P.                                400,000

Porter Partners, L.P.                                  40,000

Proximity Fund L.P.                                    25,000

Proximity International Ltd.                           5,000

Selwyn Partners, L.P.                                  50,000

Southwell Partners                                     80,000

TCMP(3) Partners, L.P.                                 15,000

Oberweis Emerging Growth                               120,000
 Portfolio

Wardenclyffe Micro-Cap Fund, LP                        13,000

Michael Weiss                                          25,000

Westpark Capital, L.P.                                 40,000





                                      -3-